CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of Franklin Real Estate Securities Trust and Franklin Global Trust of (1) our report dated June 20, 2017, relating to the financial statements and financial highlights, which appears in the Franklin Real Estate Securities Fund Annual Report on Form N-CSR for the year ended April 30, 2017, which is also incorporated by reference into the Registration Statement and (2) our report dated September 15, 2017 relating to the financial statements and financial highlights, which appears in the Franklin Global Real Estate Fund Annual Report on Form N-CSR for the year ended July 31, 2017, which is also incorporated by reference into the  Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

December 15, 2017